CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Pre-Cell Solutions, Inc. and subsidiaries

We consent to the use of our reports incorporated herein by reference.

/s/ Vestal & Wiler, P.A.

Vestal & Wiler, P.A.


Orlando, Florida
February 25, 2000